Exhibit 10.4

GUARANTY

This Guaranty, dated as of July 31, 2013 (as amended, supplemented or otherwise modified from time to time, this “Guaranty”), is made and entered into by Platinum Partners Value Arbitrage Fund L.P., a Delaware limited partnership, Platinum Montaur Life Sciences, LLC, a Delaware limited liability company, Meserole Group LLC, a Delaware limited liability company, PPVA Black Elk Investors LLC, a Delaware limited liability company and DMRJ Group LLC, a Delaware limited liability company (each a “Guarantor” and collectively, the “Guarantors”), in favor of Capital One, N.A, as Administrative Agent for the benefit of the Lenders under the Credit Agreement (as defined below) (the “Beneficiary”). Capitalized terms used in this Guaranty, but not defined herein, shall have the meanings given to such terms in the Purchase Agreement (hereafter defined).

RECITALS

A.    Black Elk Energy Offshore Operations, LLC, a Texas limited liability company, as borrower, Capital One, N.A, as Administrative Agent and the Lenders party thereto (the “Lenders”) entered into that certain Credit Agreement dated December 24, 2010 (as amended, the “Credit Agreement”).

B.    Capital One, N.A., as Administrative Agent, the Lenders and PPVA Black Elk Equity LLC, a Delaware limited liability company (“Purchaser”) have entered into a Letter Loan Purchase Agreement dated July 31, 2013 (the “Purchase Agreement”) pursuant to which Purchaser has agreed to (i) purchase all of the Commitments and Loans under the Credit Agreement from the Lenders and (ii) assume the obligations of the Administrative Agent under the Credit Agreement and the Loan Documents as defined therein and executed in connection therewith.

C.    The Purchase Agreement requires Guarantors to execute and deliver this Guaranty to Beneficiary to secure the obligations of Purchaser under the Purchase Agreement.

D.    Each Guarantor is familiar with the Purchase Agreement and acknowledges that it will benefit if the transactions provided for in the Purchase Agreement are consummated.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01    Definitions.

“Bankruptcy Event” shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under applicable bankruptcy law or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, state or other applicable law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) if an involuntary case shall be commenced seeking the liquidation or reorganization of such Person under applicable bankruptcy law or any similar proceeding shall be commenced against such Person under any other applicable federal, state or other applicable law and (i) the petition commencing the involuntary case is not timely controverted; (ii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing; (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within sixty (60) days; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or of all or a part of its property, shall have been entered; or (g) any other similar relief shall be granted against such Person under any federal, State or other applicable law.

“Beneficiary” has the meaning given in the preamble hereof.

“Guaranteed Obligations” has the meaning given in Section 2.01 hereof.

“Guarantor” or “Guarantors” has the meaning given in the preamble hereof.

“Guaranty” has the meaning given in the preamble hereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Purchase Agreement” has the meaning given in Recital B hereof.

“Termination Date” means the earlier of the following occurs: (a) the date upon which the closing occurs pursuant to the Purchase Agreement or (b) the termination of the Purchase Agreement as a result of the closing of a refinance of the Credit Agreement by Borrower.

ARTICLE 2.

THE GUARANTY

Section 2.01    The Guarantee. Subject to the provisions of this Guaranty, each Guarantor hereby irrevocably and unconditionally guarantees the full, complete and timely performance by Purchaser of its obligations (the “Guaranteed Obligations”) under the Purchase Agreement, whether for the payment of money, the giving of indemnification, the performance of obligations or otherwise.

Section 2.02    No Set-Off.

(a)    Each Guarantor agrees to pay all amounts that may be due from time to time with respect to the Guaranteed Obligations, directly and without deduction, set-off or counterclaim, to Beneficiary.

(b)    Each Guarantor confirms and agrees, for the benefit of Beneficiary, that, in making payments in respect of this Guaranty, it will not offset any amount owed to it by Purchaser.

Section 2.03    Subrogation. Each Guarantor shall be subrogated to all rights of Beneficiary in respect of any amounts paid by such Guarantor pursuant to the provisions of this Guaranty; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation if any Guaranteed Obligations then due have not been satisfied. If any amount is paid to a Guarantor on account of subrogation rights under this Guaranty in violation of this Section 2.03, such amount shall be held in trust for the benefit of Beneficiary and shall be promptly paid to Beneficiary to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Purchase Agreement.

Section 2.04    Obligations Unconditional.

(a)    This Guaranty is a guaranty of payment and performance and not of collection and may be enforced by the Beneficiary directly against any Guarantor without any requirement Beneficiary must first exercise its rights against Purchaser. There are no conditions precedent to the enforcement of this Guaranty. The obligations of the Guarantor hereunder shall be continuing, absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)    at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)    any of the acts (other than payment or other satisfaction of the Guaranteed Obligations) mentioned in any of the provisions of the Purchase Agreement, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)    the Guaranteed Obligations shall be modified, supplemented, increased or amended in any respect or any right under the Purchase Agreement or any other agreement or instrument relating thereto (other than this Guaranty) shall be waived or any other guarantee of the Guaranteed Obligations or any other letter of credit, guaranty or security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)    at any time, the Purchase Agreement or any other agreement or instrument relating thereto (other than this Guaranty) shall cease to be valid or enforceable, other than the termination of the Purchase Agreement in accordance with its terms; or

(v)    a Bankruptcy Event shall occur with respect to any Guarantor or Purchaser.

(b)    Each Guarantor hereby unconditionally and irrevocably waives diligence, presentment, demand, protest and all notices whatsoever in respect of the Guaranteed Obligations and this Guaranty, and any requirement that the Beneficiary exhaust any right, power or remedy or proceed against Purchaser or any other Person under the Purchase Agreement. This Guaranty constitutes a guaranty of payment and not of collection, and the obligations of Guarantor under this Guaranty are primary obligations of Guarantor, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Purchaser or any other Person or whether Purchaser or any other Person is joined in such action or actions.

(c)    Each Guarantor warrants and agrees that each of the waivers and consents set forth in this Guaranty are made voluntarily and unconditionally after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Purchaser or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

ARTICLE 3.

REPRESENTATIONS

Section 3.01    Representations and Warranties. Each Guarantor represents and warrants to Beneficiary that as of the date of this Guaranty:

(a)    Organization; Corporate Authority. Guarantor (1) is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and (2) has all requisite company power and authority to own its assets and to carry on the business in which it is engaged and to execute, deliver and perform its obligations under this Guaranty. Guarantor is not subject to any current orders for winding up, or appointment of a receiver or liquidator or to any notice of any proposed deregistration.

(b)    Authorization; Enforceability; No Conflicts. The execution and delivery by Guarantor of this Guaranty and the performance by Guarantor of its obligations under this Guaranty have been duly authorized by all necessary corporate action and do not violate, breach or contravene (1) Guarantor’s organizational documents or (2) any law or contractual restriction binding on or affecting Guarantor or its properties except where such violation, breach or contravention, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). All authorizations, consents and approvals of any governmental authority or third party necessary for the execution, delivery or performance by Guarantor of this Guaranty have been obtained and are in full force and effect.

Section 3.02    Material Subsidiary Representation. Platinum Partners Value Arbitrage Fund L.P. represents and warrants to Beneficiary that as of the date of this Guaranty that the other Guarantors party hereto constitute all of the subsidiaries of Platinum Partners Value Arbitrage Fund L.P. with assets in excess of $10,000,000 and which appear in the consolidated financial statements of Platinum Partners Value Arbitrage Fund L.P. and its subsidiaries.

ARTICLE 4.

MISCELLANEOUS

Section 4.01    No Waiver. No failure on the part of Beneficiary to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

Section 4.02    No Consequential or Punitive Damages. In no event shall Guarantor be liable hereunder to any party for any indirect, consequential damages of any nature whatsoever, whether based on contract or tort, or for any punitive or exemplary damages nor shall its liability in respect of the Guaranteed Obligations exceed that of Purchaser.

Section 4.03    Notices, Etc. All notices, requests and demands hereunder shall be in writing and faxed or delivered, (a) if to Guarantor, to the address listed under such Guarantor’s signature block; (b) if to Beneficiary, Capital One, N.A., 5718 Westheimer Road, Suite 1430, Houston, Texas 77057, Attention: Scott Joyce, facsimile: (713) 435-5106; email: scott.joyce@capitalone.com or (c) as to any party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

Section 4.04    Amendments. Etc. The terms of this Guaranty may be waived, altered or amended only by an instrument in writing duly executed by Guarantor and Beneficiary.

Section 4.05    Benefit, Successors and Assigns. This Guaranty is for the benefit of and is enforceable by Beneficiary and not for the benefit of or enforceable by any other Person. This Guaranty shall be binding upon Guarantor and its successors and shall inure to the benefit of the successors and assigns of Beneficiary. This Guaranty may not be assigned by Guarantor to any other Person without the prior written consent of the Beneficiary.

Section 4.06    Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

Section 4.07    Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts, and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

Section 4.08    Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 4.09    Expenses, Etc. Guarantor agrees to reimburse Beneficiary for all reasonable costs and expenses of Beneficiary (including the reasonable fees and expenses of legal counsel) incurred in connection with (a) any enforcement or collection proceeding resulting from this Guaranty, including in connection with any bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, judicial or regulatory proceedings and workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section 4.09. This Section 4.09 shall survive the termination of this Guaranty.

Section 4.10    Agreements Superseded. This Guaranty supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter of this Guaranty.

Section 4.11    GOVERNING LAW. This Agreement shall be construed, enforced and interpreted according to the laws of the State of Texas without regard to the conflicts of law rules thereof.

Section 4.12    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE PURCHASE AGREEMENT, THE JOA OR ANY ANCILLARY AGREEMENT.

Section 4.13    Termination. This Guaranty shall terminate and be of no force and effect with respect to Guaranteed Obligations arising on and after the Termination Date.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, Guarantors have caused this Guaranty to be duly executed and delivered as of the day and year first above written.

GUARANTORS:

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P

By:	/s/ Uri Landesman
Name:	Uri Landesman
Title:	President

Address:	152 West 57th Street, 4th Floor
New York, New York 10019

PLATINUM MONTAUR LIFE SCIENCES, LLC

By:	/s/ Uri Landesman
Name:	Uri Landesman
Title:	President

Address:	152 West 57th Street, 4th Floor
New York, New York 10019

MESEROLE GROUP LLC

By:	/s/ Uri Landesman
Name:	Uri Landesman
Title:	President

Address:	152 West 57th Street, 4th Floor
New York, New York 10019

PPVA BLACK ELK INVESTORS LLC

By:	/s/ Uri Landesman
Name:	Uri Landesman
Title:	President

Address:	152 West 57th Street, 4th Floor
New York, New York 10019

DMRJ GROUP LLC

By:	/s/ Uri Landesman
Name:	Uri Landesman
Title:	President

Address:	152 West 57th Street, 4th Floor
New York, New York 10019